AMENDMENT TO RIGHTS AGREEMENT

This Amendment is made this _____ day of October, 1999 to the Rights Agreement, dated as of February 23, 1999, between Northeast Utilities (the "Company") and Northeast Utilities Service Company (the "Rights Agent"). Pursuant to Section 27(a) of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. In Section 1, the definition of "Acquiring Person" is amended to read in its entirety as follows:

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, any trustee, administrator or fiduciary of such a plan, or Consolidated Edison, Inc. ("CEI"), CWB Holdings, Inc. ("CWB"), N Acquisition LLC ("NA") or any Affiliate or Associate of CEI, CWB or NA. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person would, but for the foregoing, become an Acquiring Person by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Trustees of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. Notwithstanding anything to the contrary in this agreement, neither CEI, CWB or NA nor any Affiliate or Associate of CEI, CWB or NA nor any of their assignees or transferees shall become or be deemed to be an "Acquiring Person" by virtue of (1) the execution and delivery of a Merger Agreement (as hereinafter defined) or the public announcement of such execution and delivery or (2) the consummation of a Merger (as hereinafter defined) or the other transactions contemplated in a Merger Agreement.

2. In Section 1, the definition of "Shares Acquisition Date" is amended to read in its entirety as follows:

    (y) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person. Notwithstanding anything to the contrary in this Agreement, a Shares Acquisition Date shall not occur as a result of (1) the execution and delivery of a Merger Agreement or the public announcement of such execution and delivery or (2) the consummation of a Merger or the other transactions contemplated in a Merger Agreement.

3. Section 1 is further amended by adding the following two definitions at the end of it:

   (ee) "Merger" shall mean a merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company and CEI, CWB or NA or any Affiliate or Associate of CEI, CWB or NA.

   (ff) "Merger Agreement" shall mean an agreement and plan of merger or other form of acquisition agreement to which the Company and CEI, CWB or NA or any Affiliate or Associate of CEI, CWB or NA are parties, as such may be amended or supplemented from time to time.

4.  Section 3(a) is amended to read in its entirety as follows:

  (a) Until the earlier of (i) the tenth day after the Shares
Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company's Board of Trustees prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any Person to commence, a tender or exchange offer the consummation of which would result in any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, any trustee, administrator, or fiduciary of such a plan, or CEI, CWB or NA or any Affiliate or Associate of CEI, CWB or NA) becoming the Beneficial Owner of Common Shares of the Company aggregating 15% or more of the then outstanding Common Shares (including in either case any such date which is after the date of this Agreement and prior to the Payment Date; the earlier of such dates being herein referred to as the "Distribution Date"; provided, however, that if the tenth day or tenth Business Day, as the case may be, after the pertinent date occurs before the Record Date, "Distribution Date" shall mean the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. Notwithstanding anything to the contrary in this Section 3(a), a Distribution Date shall not occur as a result of (1) the execution and delivery of a Merger Agreement or the public announcement of such execution and delivery or (2) the consummation of a Merger or the other transactions contemplated in a Merger Agreement. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

5.  Section 7(a) is amended to read in its entirety as follows:

    (a) Subject to Section 7(e) hereof, each Right shall be exercisable to purchase one Common Share, subject to further adjustment as provided herein. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of
(i) the close of business on February 23, 2009, subject to extension (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof and (iv) the consummation of a Merger.

6.  Section 11(a)(ii) is amended to read in its entirety as follows:

    (ii) Subject to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a "Section 11(a)(ii) Event"), other than pursuant to any transaction set forth in Section 13(a), each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price per Common Share multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price per Common Share by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the "Adjustment Shares") provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence. Notwithstanding anything to the contrary in this Agreement, a
Section 11(a)(ii) Event shall not occur as a result of (1) the execution and delivery of a Merger Agreement or the public announcement of such execution and delivery or (2) the consummation of a Merger or the other transactions contemplated in a Merger Agreement.

7. The second paragraph of Exhibit B is amended to read in its entirety as follows:

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary, CEI, CWB or NA or any Affiliate or Associate of CEI, CWB or NA)(an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Trustees prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

In all other respects the Rights Agreement as originally entered into shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


NORTHEAST UTILITIES
By:    /s/ Michael G. Morris
        Name: Michael G. Morris
        Title: Chairman of the Board, President
        and Chief Executive Officer


NORTHEAST UTILITIES SERVICE
COMPANY
    By:  /s/ David R. McHale
         Name: David R. McHale
         Title: Vice President and Treasurer